UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 2, 2013

(Date of earliest event reported)

Callidus Software Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50463	77-0438629
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

6200 Stoneridge Mall Road, Suite 500, Pleasanton, CA 94588

(Address of principal executive offices) (Zip Code)

(925) 251-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2013, Callidus Software Inc. (the Company”) announced the appointment of Bob L. Corey to serve as Senior Vice President, Chief Financial Officer, effective as of May 31, 2013.

Mr. Corey is replacing Ronald J. Fior, who has served as the Company’s Senior Vice President, Finance & Operations and Chief Financial Officer for the past ten years.  Mr. Fior will remain in his present role through the filing of the Company’s Form 10-Q for the first quarter of 2013, and will continue with the Company through July 31, 2013 to help ensure a smooth transition.

Prior to joining the Company, Mr. Corey served as the chief financial officer of FrontRange Solutions USA Inc., an enterprise software company, since May 2012.  Prior to FrontRange, he served in various roles at Extreme Networks, Inc., an Ethernet solutions company from July 2009 to March 2011, ultimately as interim chief executive officer and executive vice president and chief financial officer. Prior to Extreme Networks, Mr. Corey held a variety of executive positions, including executive vice president and chief financial officer, at Thor Technologies, Inc., an enterprise software company, from May 2003 to January 2006.  Mr. Corey currently serves as a member of the board of directors and as chairman of the audit committee for Apigee Corporation, a private software development tools and services company.

Pursuant to the terms of his at-will offer letter, Mr. Corey will receive an annual base salary of $350,000. The Company will provide Mr. Corey with a one-time, lump sum sign-on bonus of $40,000. Mr. Corey will also be eligible to participate in the Company’s annual executive incentive compensation plan. Mr. Corey will receive an option to purchase 122,000 shares of the Company’s common stock, to be granted on May 31, 2013, vesting over a period of four years, with 25% of the shares vesting one year after the grant date and the remaining 75% of the shares vesting in equal monthly installments thereafter, subject to his continued employment with the Company.  In addition, Mr. Corey will receive 122,000 shares of restricted stock units, vesting in quarterly installments starting on August 30, 2013 over a period of two years, subject to Mr. Corey’s continued employment with the Company. Mr. Corey’s compensation arrangements will be subject to evaluation and change from time to time as determined by the Company’s compensation committee. Mr. Corey will be eligible to receive severance benefits of his then-current base salary upon involuntary termination without cause. Mr. Corey will also be eligible for benefits in connection with a corporate change of control and indemnification in the case of litigation, pursuant to the Company’s standard change of control and indemnification agreements previously approved by the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE, INC.

Date: May 3, 2013	By:	/s/ Ronald J. Fior
Ronald J. Fior
Chief Financial Officer, Senior Vice President, Finance and Operations